EXHIBIT 4.5.2





            [Form of Debt Warrant Agreement for Warrants Sold Alone]


                       DONALDSON, LUFKIN & JENRETTE, INC.

                                      and

                             ---------------------,

                                as Warrant Agent

                           -------------------------,

                             DEBT WARRANT AGREEMENT

                            Dated as of ___________

                            ------------------------

                         Warrants to Purchase ________

                             ---------------------

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

                                      TABLE OF CONTENTS(1)

                                     ----------------------

                                                                                             PAGE
                                                                                             ----

                                            ARTICLE 1
                   ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT
                                          CERTIFICATES

SECTION 1.01.  Issuance of Warrants.............................................................2
SECTION 1.02.  Execution and Delivery of Warrant Certificates...................................2
SECTION 1.03.  Issuance of Warrant Certificates.................................................3

                                            ARTICLE 2
                        WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.  Warrant Price....................................................................5
SECTION 2.02.  Duration of Warrants.............................................................5
SECTION 2.03.  Exercise of Warrants.............................................................5

                                            ARTICLE 3
                    OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT
                                          CERTIFICATES

SECTION 3.01.  No Rights as Warrant Securityholder Conferred by
                 Warrants or Warrant Certificates...............................................9
SECTION 3.02.  Lost, Mutilated, Stolen, or Destroyed Warrant Certificates.......................9
SECTION 3.03.  Enforcement of Rights............................................................9
SECTION 3.04.  Merger, Consolidation, Conveyance or Transfer...................................10

                                            ARTICLE 4
                                      EXCHANGE AND TRANSFER

SECTION 4.01.  Exchange and Transfer...........................................................11
SECTION 4.02.  Treatment of Holders of Warrant Certificates....................................12
SECTION 4.03.  Cancellation of Warrant Certificates............................................12

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   1 The Table of Contents is not a part of the Agreement.

                                                i

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                                                                                             PAGE

                                            ARTICLE 5
                                  CONCERNING THE WARRANT AGENT

SECTION 5.01.  Warrant Agent...................................................................13
SECTION 5.02.  Conditions of Warrant Agent's Obligations.......................................13
SECTION 5.03.  Resignation and Appointment of Successor........................................15

                                            ARTICLE 6
                                          MISCELLANEOUS

SECTION 6.01.  Amendment.......................................................................17
SECTION 6.02.  Notices and Demands to the Company and Warrant Agent............................17
SECTION 6.03.  Addresses.......................................................................17
SECTION 6.04.  Applicable Law..................................................................18
SECTION 6.05.  Delivery of Prospectus..........................................................18
SECTION 6.06.  Obtaining of Governmental Approval..............................................18
SECTION 6.07.  Persons Having Rights under Warrant Agreement...................................18
SECTION 6.08.  Headings........................................................................18
SECTION 6.09.  Counterparts....................................................................19
SECTION 6.10.  Inspection of Agreement.........................................................19
SECTION 6.11.  Notices to Holders of Warrants..................................................19

TESTIMONIUM....................................................................................20
SIGNATURES.....................................................................................20

 EXHIBIT A - Form of Warrant Certificate [in Registered Form]
[EXHIBIT B - Form of Global Warrant Certificate in Bearer Form]
[EXHIBIT C - Form of Certificate to be Delivered to the Warrant Agent by the Euroclear Operator
             or Clearstream]
[EXHIBIT D - Form of Warrant Exercise Notice]
[EXHIBIT E - Form of Confirmation to be Delivered to Purchasers of Warrant Securities in Bearer Form]


                                               ii

                            DEBT WARRANT AGREEMENT2

         THIS AGREEMENT dated as of _____ between DONALDSON, LUFKIN & JENRETTE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and ________, a [bank] [trust company] duly incorporated and existing under the laws of _______, as Warrant Agent (the "Warrant Agent"),

                             W I T N E S S E T H :

         WHEREAS, the Company has entered into a Senior Indenture dated as of June 8, 1998 (the "Senior Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), and a Subordinated Indenture dated as of _____________ (the "Subordinated Indenture" and, together with the Senior Indenture "Indentures" or "Indenture") between the Company and the Trustee providing for the issuance from time to time of its unsecured debt securities to be issued in one or more series as provided in the Indenture; and

         WHEREAS, the Company proposes to sell [title of such debt securities being offered] (the "Offered Securities") with one or more warrants (the "Warrants") representing the right to purchase [title of such debt securities purchasable through exercise of Warrants] (the "Warrant Securities"), the Warrants to be evidenced by warrant certificates issued pursuant to this Agreement (the "Warrant Certificates"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form[s] and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, transferred, exchanged, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


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         2 Complete or modify the provisions of this form as appropriate to reflect the terms of the Warrants and Warrant Securities.
Monetary amounts may be in U.S. dollars in a foreign currency or in a composite currency, including but not limited to the European Currency Unit.

                                   ARTICLE 1
                ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY
                            OF WARRANT CERTIFICATES

         SECTION 1.01. Issuance of Warrants. The Warrants shall be evidenced by one or more Warrant Certificates. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of

         SECTION 1.02. Execution and Delivery of Warrant Certificates. Each Warrant, whenever issued, shall be evidenced by a Warrant Certificate in registered form [or a global Warrant Certificate in bearer form (the "Global Warrant Certificate")] [the form to be the same as that of the Warrant Security in connection with which the Warrant Certificate is issued], substantially in the form[s] set forth in Exhibit A [and Exhibit B, respectively,] hereto, shall be dated ______ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The chairman of the board of directors, the president, the executive vice president or any senior vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary shall execute the Warrant Certificates for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Warrant Certificates. If an officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Certificate is authenticated, the Warrant Certificate shall nevertheless be valid.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the Warrant Agent by manual signature. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so countersigned has been duly issued hereunder.

         [The Global Warrant Certificate shall be and remain subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms thereof.]

                                       2

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         In case any officer of the Company who shall have signed any of the
Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         The term "Holder", when used with respect to any Warrant Certificate [in registered form], shall mean any person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. [The term "Holder", when used with respect to the Global Warrant Certificate, shall mean the bearer thereof.]

         SECTION 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding _____ aggregate principal amount of Warrant Securities (except as provided in Sections 2.03, 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing ____Warrants representing the right to purchase up to _____ aggregate principal amount of Warrant Securities and shall[, in the case of Warrant Certificates in registered form,] deliver such Warrant Certificates to or upon the order of the Company [and, in the case of the Global Warrant Certificate, upon the order of the Company, deposit the Global Warrant Certificate with ____, as common depositary (the "Common Depositary") for Morgan Guaranty Trust Company of New York, Brussels office (or any successor), as operator of the Euroclear System (the "Euroclear Operator"), and for Clearstream Banking SA ("Clearstream") for credit to the accounts of persons appearing from time to time on the records of the Euroclear Operator or of Clearstream as being entitled to any portion thereof. [The Global Warrant Certificate shall be held by the Common Depositary outside the United Kingdom.]] Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or [, with respect to Warrant Certificates in registered form,] in connection with their transfer as hereinafter provided or as provided in the antepenultimate paragraph of Section 2.03].

         Pending the preparation of definitive Warrant Certificates [in registered form] evidencing Warrants, the Company may execute and the Warrant Agent shall countersign and deliver temporary Warrant Certificates [in registered form] evidencing such Warrants (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Warrant Agent). Such temporary Warrant Certificates shall be issuable substantially in the form of the definitive Warrant Certificates [in registered form] but with such omissions, insertions and variations as may be appropriate for temporary Warrant Certificates, all as may be determined by the Company with the concurrence of the Warrant Agent. Such temporary Warrant Certificates may contain such reference to any provisions of this Warrant Agreement as may be appropriate. Every such temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrant Certificates [in registered form]. Without unreasonable delay, the Company shall execute and shall furnish definitive Warrant Certificates [in registered form] and thereupon such temporary Warrant Certificates may be surrendered in exchange therefor without charge pursuant to and subject to the provisions of Section 4.01, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates definitive Warrant Certificates [in registered form] of authorized denominations evidencing a like aggregate number of Warrants evidenced by such temporary Warrant Certificates. Until so exchanged, such temporary Warrant Certificates shall be entitled to the same benefits under this Warrant Agreement as definitive Warrant Certificates [in registered form].

                                   ARTICLE 2
                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

         SECTION 2.01. Warrant Price. On _______, 20__ the exercise price of each Warrant will be $___. During the period from _______, 20__, through and including ____, 20__, the exercise price of each Warrant will be $___ plus [accrued amortization of the original issue discount] [accrued interest] from ________, 20__. On _____, 20__, the exercise price of each Warrant will be $___. During the period from _______, 20__ through and including , 19
  , the exercise price of each Warrant will be $___ plus [accrued amortization of the original issue discount] [accrued interest] from ________, 20__ . [In each case, the original issue discount will be amortized at a ___% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months]. Such exercise price of Warrant Securities is referred to in this Agreement as the "Warrant Price". [The original issue discount for each principal amount of Warrant Securities is ______].

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         SECTION 2.02. Duration of Warrants. Subject to Section 4.03(b), each
Warrant may be exercised [in whole but not in part] [in whole or in part] [at any time, as specified herein, on or after [the date thereof] [______, 20__] and at or before [time, location] on _______, 20__ (each day during such period may hereinafter be referred to as an "Exercise Date")] [on [list of specific dates] (each, an "Exercise Date")], or such later date as the Company may designate by notice to the Warrant Agent and the Holders of Warrant Certificates [in registered form and to the beneficial owners of the Global Warrant Certificate] (the "Expiration Date"). Each Warrant not exercised at or before [time, location] on the Expiration Date shall become void, and all rights of the Holder [and any beneficial owners] of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         SECTION 2.03. Exercise of Warrants. [With respect to Warrants evidenced by Warrant Certificates in registered form, during] [During] the period specified in Section 2.02, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificates evidencing such Warrants and by paying in full [in lawful money of the United States of America] [in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds,] the Warrant Price for each Warrant exercised (plus accrued interest, if any, on the Warrant Securities to be issued upon exercise of such Warrant from and including the Interest Payment Date (as defined in the Indenture), if any, in respect of such Warrant Securities immediately preceding the Exercise Date to and including the Exercise Date (unless the Exercise Date is after the Regular Record Date (as defined in the Indenture), if any, for such Interest Payment Date, but on or before the immediately succeeding Interest Payment Date for such Warrant Securities, in which event no such accrued interest shall be payable)) to the Warrant Agent at its corporate trust office at [address] [or at __________], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate evidencing each Warrant exercised with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed.

         [With respect to Warrants evidenced by the Global Warrant Certificate, during the period specified in Section 2.02, any whole number of Warrants may be exercised by the Holder by presentation to the Warrant Agent at its office at [address located outside the United States [and the United Kingdom]], at or prior to [time], on any day on which the Warrants are exercisable, of (i) the Global Warrant Certificate (or written confirmation reasonably satisfactory to the Warrant Agent that the Global Warrant Certificate is held by the Euroclear Operator and Clearstream and will be duly endorsed to reflect the exercise of

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Warrants by the Euroclear Operator and Clearstream), (ii) a duly executed certification from the Euroclear Operator or Clearstream, as the case may be, substantially in the form set forth in Exhibit C hereto and (iii) payment in full [in lawful money of the United States of America] [in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds,] of the Warrant Price for each Warrant exercised (plus accrued interest, if any, on the Warrant Securities to be issued upon exercise of such Warrant from and including the Interest Payment Date, if any, in respect of such Warrant Securities immediately preceding the Exercise Date to and including the Exercise Date (unless the Exercise Date is after the Regular Record Date, if any, for such Interest Payment Date, but on or before the immediately succeeding Interest Payment Date for such Warrant Securities, in which event no such accrued interest shall be payable in respect of Warrant Securities to be issued in registered form)). Notwithstanding the foregoing, the Holder may exercise Warrants as aforesaid on the Expiration Date at any time prior to [time] in [city of Warrant Agent's office]. Any Warrants exercised as set forth in this paragraph shall be deemed exercised at the [country] office of the Warrant Agent.]

         [The Warrant Agent shall retain each certificate received by it from the Euroclear Operator of Clearstream through the Expiration Date (or such earlier date by which all of the Warrants may have been exercised or cancelled) and thereafter shall dispose of them or deliver them to the Company pursuant to the instructions of the Company.]

         [The delivery to the Warrant Agent by the Euroclear Operator or Clearstream of any certification referred to above may be relied upon by the Company, the Warrant Agent and the Trustee as conclusive evidence that a corresponding certificate or certificates substantially in the form of Exhibit D hereto has or have been delivered to the Euroclear Operator or Clearstream, as the case may be.]

         [The Company will maintain in [location] (or in such other city [in western Europe] as the Company may deem advisable), until the right to exercise the Warrants shall expire or be earlier cancelled as hereinafter provided, an agency where the Global Warrant Certificate may be presented for exercise of the Warrants represented thereby and notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be made.]

         The date on which payment in full of the Warrant Price (plus any such accrued interest) is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate [in registered form or, as the case may be, the Global Warrant Certificate and the certification of Euroclear Operator or Clearstream] as

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aforesaid, be deemed to be the date on which the Warrant is exercised. The
Warrant Agent shall deposit all funds received by it in payment for the exercise of Warrants in an account of the Company maintained with it (or in such other account as may be designated by the Company) and shall advise the Company, by telephone or by facsimile transmission or other form of electronic communication available to both parties, at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such advice to the Company in writing.

         If a day on which Warrants may be exercised in the city in which such Warrants are to be exercised shall be a Saturday or Sunday or a day on which banking institutions in such city are authorized or required to be closed, then, notwithstanding any other provision of this Agreement or the Warrant Certificate evidencing such Warrants, but subject to the limitation that no Warrant may be exercised after the Expiration Date, the Warrants shall be exercisable on the next succeeding day which in such city is not a Saturday or Sunday or a day on which banking institutions in such city are authorized or required to be closed.

         The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company [and][,] the Trustee [and the Common Depositary at [both] its London and [location] office[s]] in writing [(which, in the case of exercised Warrants represented by the Global Warrant Certificate, shall be tested telex with appropriate answerback received,)] of (i) the number of Warrants exercised, (ii) the instructions of each Holder of the Warrant Certificates [in registered form] evidencing such Warrants [or of the Euroclear Operator or Clearstream, as the case may be,] with respect to delivery of the Warrant Securities to be issued upon such exercise, (iii) delivery of any Warrant Certificates [in registered form] evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require. [In addition, in the case of exercised Warrants evidenced by the Global Warrant Certificate, the Warrant Agent shall, as promptly as practicable, endorse, or cause the Common Depositary, [location] office, or one of the Warrant Agent's agents to endorse, Schedule A annexed to the Global Warrant Certificate to reflect the exercise of such Warrants and, if applicable, return the Global Warrant Certificate to the Common Depositary or to its order.]

         As soon as practicable after the exercise of any Warrant [evidenced by a Warrant Certificate in registered form], but subject to receipt by the Warrant Agent of the Warrant Certificate evidencing such Warrant as provided in this Section, the Company shall issue, pursuant to the Indentures, in authorized denominations to or upon the order of the Holder of the Warrant Certificate evidencing each Warrant, the Warrant Securities to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate [in registered form] evidencing the number of such Warrants remaining unexercised.

         [As soon as practicable after the exercise of any Warrant evidenced by the Global Warrant Certificate, the Company shall issue, pursuant to the Indenture, the Warrant Securities issuable upon such exercise, in authorized denominations (i) in fully registered form, registered in such name or names as may be directed by the Euroclear Operator or Clearstream, as the case may be, to or upon order of the Euroclear Operator or Clearstream, as the case may be, or (ii) in bearer form to the Common Depositary to be held for the account of the Euroclear Operator or Clearstream, as the case may be, together with a written confirmation substantially in form of Exhibit E hereto; provided, however, that no Warrant Security in bearer form shall be mailed or otherwise delivered to any location in the United States of America, its territories or possessions or areas subject to its jurisdiction or the Commonwealth of Puerto Rico.]

         The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3
                     OTHER PROVISIONS RELATING TO RIGHTS OF
                        HOLDERS OF WARRANT CERTIFICATES

         SECTION 3.01. No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder of any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Securities, including, without limitation, the right to receive the payment of principal of (premium, if any) or interest, if any, on Warrant Securities or to enforce any of the covenants in the Indenture.

         SECTION 3.02. Lost, Mutilated, Stolen, or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, mutilation, theft or destruction of any Warrant Certificate and of such security or indemnity as may be required by the Company and the Warrant Agent to hold each of them and any agent of them harmless and, in the case of mutilation of a Warrant Certificate, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, mutilated, stolen or destroyed Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants[; provided, however, that any Global Warrant Certificate shall be so delivered only to the Common Depositary.] Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, mutilated, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, mutilated, stolen or destroyed Warrant Certificates.

         SECTION 3.03. Enforcement of Rights. Notwithstanding any of the provisions of this Agreement, any Holder of a Warrant Certificate [in registered form or the beneficial owner of any Warrant evidenced by the Global Warrant Certificate], without the consent of [the Common Depositary,] the Warrant Agent, the relevant Trustee, the holder of any Offered Securities of the Holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants in the manner provided in its Warrant Certificate [or the Global Warrant Certificate, as the case may be,] and in this Agreement. [Neither the Company nor the Warrant Agent shall be required to treat any person as a beneficial owner of any Warrant evidenced by the Global Warrant Certificate unless such person is so certified as such a beneficial owner by the Euroclear Operator or Clearstream.]

         SECTION 3.04. Merger, Consolidation, Conveyance or Transfer. (a) If at any time there shall be a merger or consolidation of the Company or a conveyance or transfer of its property and assets substantially as an entirety as permitted under the Indentures, then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to the Indentures, as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon, except in the case of a transfer by way of lease, be relieved of any further obligation hereunder and under the Warrants and the Warrant Certificates, and the Company as the predecessor corporation, except in the case of a transfer by way of lease, may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation may thereupon cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name pursuant to the Indentures, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such merger, consolidation, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrant Certificates representing the Warrants thereafter to be issued as may be appropriate.

          (b) The Warrant Agent may receive a written opinion of legal counsel (who shall be acceptable to the Warrant Agent) as conclusive evidence that any such merger, consolidation, conveyance or transfer complies with the provisions of this Section and the Indentures.


                                   ARTICLE 4
                             EXCHANGE AND TRANSFER

         SECTION 4.01. Exchange and Transfer. (a) Upon surrender at the corporate trust office of the Warrant Agent at [address] [or ____], Warrant Certificates [in registered form] evidencing Warrants may be exchanged for Warrant Certificates [in registered form] in other authorized denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided, however, that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered.

          (b) The Warrant Agent shall keep, at its corporate trust office at [address] [and at _______], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates [in registered form] and exchanges and transfers of outstanding Warrant Certificates [in registered form]

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


upon surrender of such Warrant Certificates to the Warrant Agent at its corporate trust office at [address] or [_____] for exchange or registration of transfer, properly endorsed [or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.]

          (c) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates [in registered form], but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.

          (d) Whenever any Warrant Certificates [in registered form], are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates [in registered form], duly authorized and executed by the Company, as so requested. The Warrant Agent shall not effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate [in registered form], evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

          (e) All Warrant Certificates [in registered form], issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration or transfer.

         SECTION 4.02. Treatment of Holders of Warrant Certificates. [With respect to the Global Warrant Certificate, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing with such Holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [With respect to Warrant Certificates in registered form, each] [Each] Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrant Certificate that until the transfer of such Warrant Certificate is registered on the books of such Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         SECTION 4.03. Cancellation of Warrant Certificates. (a) Any Warrant Certificate surrendered for exchange or registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor or in lieu thereof. The Warrant Agent shall cause all cancelled Warrant Certificates to be destroyed and shall deliver a certificate of such destruction to the Company.

          (b) If the Company notifies the relevant Trustee of its election to redeem [, as a whole but not in part,] the Warrant Securities pursuant to the Indenture or the terms thereof, the Company may elect, and shall give notice to the Warrant Agent of its election, to cancel the unexercised Warrants, the Warrant Certificates and the rights evidenced thereby. Promptly after receipt of such notice by the Warrant Agent, the Company shall, or, at the Company's request, the Warrant Agent shall in the name of and at the expense of the Company, give notice of such cancellation to the Holders of the Warrant Certificates [in registered form and to the beneficial owners of the Global Warrant Certificate (except that such notice shall be required to be published only once)], such notice to be so given not less than 30 nor more than 60 days prior to the date fixed for the redemption of the Warrant Securities pursuant to Indenture or the terms thereof. The unexercised Warrants, the Warrant Certificates and the rights evidenced thereby shall be cancelled and become void on the 15th day prior to such date fixed for redemption.


                                   ARTICLE 5
                          CONCERNING THE WARRANT AGENT

         SECTION 5.01. Warrant Agent. The Company hereby appoints ______ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and _______ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and herein and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

          (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such liability.

          (b) Agent for the Company. In acting under this Agreement and in connection with the Warrants and the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

          (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it in its reasonable judgment, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

          (f) No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization to execute this Agreement and the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of any Warrant Certificates (except its countersignature thereof).

          (h) No Liability for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Warrant Agent assumes no liability for the correctness of the same.

          (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02, to make any demand upon the Company.

         SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such by giving written notice of its resignation to the Company, specifying the desired date on which its resignation shall become effective; provided, however, that such date shall be not less than 90 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent (which shall be a bank or trust company in good standing, authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. The Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent (qualified as aforesaid) by written instrument in duplicate signed on behalf of the Company and specifying such removal and the date when it is intended to become effective, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. Any resignation or removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this subsection (b). In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation and to the reimbursement of all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by it hereunder as agreed to in Section 5.02(a).

          (c) The Company shall remove the Warrant Agent and appoint a successor Warrant Agent if the Warrant Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the predecessor Warrant Agent shall, if not previously disqualified by operation of law, cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE 6
                                 MISCELLANEOUS

         SECTION 6.01. Amendment. (a) This Agreement and the terms of the Warrants and the Warrant Certificates may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate or the beneficial owner of any Warrant, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or in the Warrant Certificates, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided that such action shall not affect adversely the interests of the Holders of the Warrant Certificates or the beneficial owners of Warrants in any material respect.

          (b) The Company and the Warrant Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants of all series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the exercise price of the Warrants of any series, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Warrants, shortens the period of time during which the Warrants of such series may be exercised, or otherwise materially and adversely affects the exercise rights of the affected Warrantholders or reduces the percentage of the number of outstanding Warrants of such series, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by one or more Global Warrant Certificates, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depositary as to the Warrant holdings of such participants.

         SECTION 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _______,
Attention: _________, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Donaldson, Lufkin & Jenrette, Inc., 277 Park Avenue, New York, New York 10172, Attention:
_______________ (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

         SECTION 6.04. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 6.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the Holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

         SECTION 6.06. Obtaining of Governmental Approval. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         SECTION 6.07. Persons Having Rights under Warrant Agreement. [Except as otherwise provided in Section 3.03, nothing] [Nothing] in this Agreement shall give to any person other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the Same instrument.

         SECTION 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

         SECTION 6.11. Notices to Holders of Warrants. Any notice to Holders of Warrants evidenced by Warrant Certificates [in registered form] which by any provisions of this Warrant Agreement is required or permitted to be given shall be given by first class mail prepaid at such Holder's address as it appears on the books of the Warrant Agent. [Any notice to beneficial owners of Warrants evidenced by the Global Warrant Certificate which by any provisions of this Warrant Agreement is required or permitted to be given shall be given in the manner provided with respect to Warrant Securities in bearer form in Section
1.06 of the Indenture].

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        DONALDSON, LUFKIN & JENRETTE, INC.



[SEAL]                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:

Attest:


By:
   ---------------------------------
      Name:
      Title:

                                        [WARRANT AGENT]



[SEAL]                                  By:
                                           ------------------------------------
                                           Name:
                                           Title:
Attest:


By:
   ---------------------------------
      Name:
      Title:

                                                                       Exhibit A


                          FORM OF WARRANT CERTIFICATE
                         [Face of Warrant Certificate]


[Form of Legend if Warrants are not       Prior to __________________, Warrants
immediately exercisable                   evidenced by this Warrant Certificate
                                          cannot be exercised.]


                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

                       DONALDSON, LUFKIN & JENRETTE, INC.
                              WARRANTS TO PURCHASE
                         [Title of Warrant Securities]

                  VOID AFTER [TIME, LOCATION], ON ____________

No._____________                                        _______________ Warrants

     This certifies that ____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [2:, subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined) to purchase, at any time [after [time, location] on __________ and] on or before [time, location], on _____________, _________ shares of [Title of Warrant Securities] (the "Warrant Securities"), of Donaldson, Lufkin & Jenrette, Inc. (the "Company") on the following basis: during the period from _____________, through and including _____________, the exercise price of each Warrant will be ____________; during the period from ____________, through and including ____________, the exercise price of each Warrant will be _________ (the "Warrant Price"). No adjustment shall be made for any dividends or other distributions, if any, on any Warrant Securities issuable upon exercise of any Warrant. The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America][in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds], the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or ________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     The term "Holder" as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement.

     [Any whole number of] [The] Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. [Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.]

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ____________].

     Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or _________] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or the exercise of any voting rights.

     This Warrant Certificate shall not be valid or binding for any purpose until countersigned by the Warrant Agent.

         Dated as of ________________

                                                 DONALDSON, LUFKIN &
                                                   JENRETTE, INC.


                                                 By
                                                   ----------------------------
                                                   Title:
Attest:


------------------------------

Countersigned:


------------------------------
____________, as Warrant Agent


By
  ----------------------------
      Authorized Signature

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant

     To exercise the Warrants evidenced hereby, the holder must pay [in United States dollars][in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] [in immediately available funds], the Warrant Price in full for Warrants exercised to [insert of name of Warrant Agent] [corporate trust department] [insert address of Warrant Agent], Attn. ______________________ [or ________________], which [payment] [wire transfer] must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                    To be Executed Upon Exercise of Warrant

     The undersigned hereby irrevocably elects to exercise __________ Warrants, evidenced by this Warrant Certificate, to purchase ________ shares of the [Title of Warrant Securities] (the "Warrant Securities") of the Company and represents that he has tendered payment for such Warrant Securities [in United States dollars] [in applicable currency] [in cash] [by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] [in immediately available funds] to the order of Donaldson, Lufkin & Jenrette, Inc., c/o [insert name and address of Warrant Agent], in the amount of ___________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     [If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.]

Date:_____________________              Name___________________________________
__________________________              Address________________________________
(Insert Social Security or Other
Identifying Number of Holder)                  ________________________________
Signature Guaranteed


__________________________              Signature______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on
                                        the face of this Warrant
                                        Certificate and must bear a
                                        signature guarantee by a bank,
                                        trust company or member broker
                                        of the New York, Midwest or
                                        Pacific Stock Exchange)

     The Warrants evidenced hereby may be exercised at the following addresses:

By hand at ____________________________________________________________________
           ____________________________________________________________________
           ____________________________________________________________________
By mail at ____________________________________________________________________
           ____________________________________________________________________
           ____________________________________________________________________
           ____________________________________________________________________
           ____________________________________________________________________

           [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]